EXHIBIT (e)(1)(b)

                                     AMENDED
                                   SCHEDULE A

                                  June 16, 2003

                            EATON VANCE GROWTH TRUST
                             DISTRIBUTION AGREEMENT

                 I. Funds sold prior to June 23, 1997 Agreement

                                                     Sales                  Prior Agreements
                                                 Commissions on            Relating to Class B
 Name of Fund Adopting this Agreement            Class B Shares           and/or Class C Assets
 ------------------------------------            --------------           ---------------------

Eaton Vance Asian Small Companies Fund                 5%          Class B:  March 1, 1996 / November 1, 1996

Eaton Vance Greater China Growth Fund                  5%          Class B:  June 7, 1993 / November 1, 1996
                                                                   Class C:  December 17, 1993 / January 27, 1995 / November 1, 1996

Eaton Vance Growth Fund                                5%          Class B:  August 1, 1994 / November 1, 1996
                                                                   Class C:  August 1, 1994 / January 27, 1995 / November 1, 1996

Eaton Vance Information Age Fund                       5%          Class B:  August 23, 1995 / November 1, 1996
                                                                   Class C:  November 10, 1995 / November 1, 1996

**Eaton Vance Worldwide Health Sciences Fund           5%          Class B:  July 17, 1996 / November 1, 1996

Note: All Funds adopted a Distribution Agreement dated November 1, 1996


                 II. Funds sold since to June 23, 1997 Agreement

                                                                         Sales Commissions
Name of Fund Adopting this Agreement (effective date)           On Class B Shares   On Class D Shares
-----------------------------------------------------           -----------------   -----------------

Eaton Vance Large-Cap Growth Fund (December 10, 2001)                 N/A                   N/A

Eaton Vance Small-Cap Fund (December 10, 2001)                        N/A                   N/A

*Atlanta Capital Large-Cap Growth Fund (December 10, 2001)            N/A                   N/A

*Atlanta Capital Small-Cap Fund (December 10, 2001)                   N/A                   N/A

*Atlanta Capital Intermediate Bond Fund (December 10, 2001)           N/A                   N/A

Eaton Vance Information Age Fund                                       5%                    5%

**Eaton Vance Worldwide Health Sciences Fund                           5%                    5%

*    Note: These Funds offer Class R and Class I Shares.
**   Note: This Fund offers Class R Shares.

                                      A-1